UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2025

AEON Biopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40021	85-3940478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5 Park Plaza

Suite 1750

Irvine, CA 92614

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (949) 354-6499

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	AEON	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 3, 2025, AEON Biopharma, Inc. (the “Company” or “AEON”) received a written notice of non-compliance (the “Notice”) from the NYSE American LLC (the “NYSE American”) stating that the Company is not in compliance with continued listing standards of Section 1003(a)(i) of the NYSE American Company Guide (the “Company Guide”), which requires stockholders’ equity of $2.0 million or more if the listed company has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years (the “Minimum Requirement”), as defined in Section 1003(a)(i) of the Company Guide. Pursuant to the Notice, the Company reported a stockholders’ deficit of $32.1 million at September 30, 2024 and has had losses in the two most recent fiscal years ended December 31, 2023 based on the Company’s Annual Report on Form 10-K/A filed with the U.S. Securities and Exchange Commission on May 14, 2024, and the Company is not currently eligible for any exemption from the stockholders’ equity requirement in Section 1003(a) of the Company Guide, and as such, the NYSE American deems the Company below compliance with the Minimum Requirement.

The Notice has no immediate effect on the listing of the Company’s listing on the NYSE American. The Company has been provided with a compliance period of 18 months to regain compliance with the Minimum Requirement. To regain compliance, the Company must submit a plan by March 5, 2025, advising of actions taken or will be taken to regain compliance with the continued listings standards of the Company Guide by August 3, 2026 (the “Plan”). The Plan will be subject to approval and periodic reviews by the NYSE American to monitor compliance with the Plan. If the Company does not submit a plan or if the Plan is not accepted, or if the Plan is accepted but the Company is not in compliance with the Minimum Requirement by August 3, 2026, or if the Company does not make progress consistent with the Plan, then the NYSE American will initiate delisting proceedings as appropriate.

The Company intends to consider available options to resolve the non-compliance with the Minimum Requirement and intends to submit a plan to the NYSE American on or before March 5, 2025 that will regain compliance with the NYSE American continued listing standards of Section 1003(a)(i) by August 3, 2026. However, there can be no assurance that the Company will be able to regain compliance with the Minimum Requirement.

The Company has issued a press release pursuant to Sections 402(g) and 1009(j) of the Company Guide disclosing receipt of the Notice and the Minimum Requirement it has fallen below, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and which is incorporated by reference into this Item 3.01.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated February 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEON Biopharma, Inc.
Date: February 7, 2025	By:	/s/ Marc Forth
Marc Forth
Chief Executive Officer